Exhibit 99.1

International Rectifier Announces Second Quarter Fiscal Year 2010 Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—February 2, 2010— International Rectifier Corporation (NYSE:IRF) today announced financial results for the second quarter (ended December 27, 2009) of its fiscal year 2010.  Revenue for the second quarter fiscal year 2010 was $210.2 million, a 17.2% increase from $179.4 million in the first quarter fiscal year 2010 and a 10.8% increase from $189.7 million in the second quarter fiscal year 2009.

International Rectifier reported net income of $28.3 million, or $0.39 per fully diluted share for second quarter fiscal year 2010, compared with a net loss of $16.9 million, or $0.24 per share, in the prior quarter, and a net loss of $189.8 million, or $2.61 per share in the second quarter fiscal year 2009.  The results for the second quarter fiscal year 2010 included $27.8 million of tax benefits from a release of tax reserves.

Gross margin was 29.9%, up from 26.4% in the prior quarter and down from 33.9% in the second quarter fiscal year 2009.

Research and development expenses for the second quarter fiscal year 2010 were $24.2 million, up from $22.8 million in the prior quarter.

Selling, general and administrative expenses for the second quarter fiscal year 2010 were $37.3 million, compared with $43.6 million in the prior quarter.  Selling, general and administrative expenses for the second quarter fiscal year 2010 included $3.2 million of cost benefits which are not expected to recur in the March quarter.

Cash, cash equivalents and marketable investments totaled $549.5 million at the end of the second quarter fiscal year 2010, including restricted cash of $3.4 million.

Net cash used in operating activities for the second quarter fiscal year 2010 was $27.4 million.  This included a previously reported $45.0 million payment related to a litigation settlement.

During the second quarter fiscal year 2010, the Company purchased 260,683 shares of its common stock under its existing share repurchase program. The Company had 71,072,883 shares outstanding at the end of the quarter.

Third Quarter Outlook

International Rectifier President and Chief Executive Officer Oleg Khaykin stated: “We believe that IR’s growth momentum and improving operational performance reflect the strategic repositioning undertaken by the Company over the past eighteen months.

“Our design win activity remains strong across all our market segments and we continue to see robust customer demand in the March quarter. We currently expect third quarter revenue to range from $225 million to $235 million and gross margin to range from 34% to 35%.

“Increased focus on energy efficiency continues to drive demand for power management semiconductors.  Our revitalized product portfolio has gained share over the past year and has led to increased orders in key end market segments such as servers, appliances, notebooks and high definition televisions,” Khaykin concluded.

Segment Table Information

The customer segment tables included with this release for the Company’s fiscal quarters ended December 27, 2009, September 27, 2009 and December 28, 2008, respectively, reconcile revenue and gross margin for the Company’s ongoing customer segments to the consolidated total amounts of such measures for the Company.

Quarterly Report on Form 10-Q

The Company expects to file its 2010 fiscal second quarter report on Form 10-Q with the Securities and Exchange Commission on Wednesday, February 3, 2010. This financial report will be available for viewing and download at http://investor.irf.com.

Adjustment to Opening Retained Earnings

During fiscal years 1998 through 2006 the Company reported foreign currency gains and losses from intra-company notes with its foreign subsidiaries in other comprehensive income.  These gains and losses should have been reported in other expense, net and, as a result, should have affected net income (loss).  The effect of the correction is an increase in retained earnings of $13.3 million and a decrease in accumulated other comprehensive income of $13.3 million.  See the attached tables for the effect of this adjustment on stockholders’ equity as of September 27, 2009, June 28, 2009 and December 28, 2008.

NOTE: A conference call will begin today at 5:15 p.m. Eastern time (2:15 p.m. Pacific time). All participants, both in the U.S. and international, may join the call by dialing 706-679-3195 by 2:10 p.m. Pacific time.  In order to join this conference call, participants will be required to provide the Conference Passcode — “International Rectifier”.  Participants may also listen over the Internet at http://investor.irf.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

A taped replay of this call will be available from approximately 5:15 p.m. Pacific time on Tuesday, February 2, through Tuesday, February 9, 2010. To listen to the replay by phone, call 800-642-1687 or 706-645-9291 for international callers and enter reservation number 52875492. To listen to the replay over the Internet, please go to http://investor.irf.com. The live call and replay will also be available on www.streetevents.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced demand arising from a decline or volatility in general market and economic conditions; reduced margins from lower than expected factory utilization and inventory reduction efforts; continued volatility and further deterioration of the capital markets; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand; unexpected costs or delays in implementing our cost savings programs, including the ability to transfer, consolidate and qualify product lines and unexpected costs in connection with the closure of facilities; the ability of the Company to achieve the expected reductions in headcount and expected savings; the impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products; the effects of manufacturing, operational and vendor disruptions; delays in launching new technology products; our ability to maintain current IP licenses and obtain new IP licenses; costs arising from pending and threatened litigation or claims; inefficiencies from swine flu or similar influenza; the material weaknesses in our internal control over financial reporting that we have identified that could impact our ability to report our results of operations and financial condition accurately and in a timely manner and the extensive work remaining to remedy these material weaknesses in our internal control over financial reporting; and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.   Additionally, to the foregoing factors should be added the financial, market, supply disruption and other ramifications of terrorist actions and natural disasters.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	December 27, 2009	September 27, 2009	December 28, 2008
Revenues	$210,244	$179,371	$189,746
Cost of sales	147,426	132,014	125,403
Gross profit	62,818	47,357	64,343
Selling, general and administrative expense	37,285	43,582	61,528
Research and development expense	24,215	22,827	24,901
Amortization of acquisition-related intangible assets	1,094	1,094	1,098
Asset impairment, restructuring and other charges	(30)	167	48,976
Operating income (loss)	254	(20,313)	(72,160)
Other expense, net	1,009	778	10,626
Interest (income) expense, net	(2,488)	(3,970)	769
Income (loss) before income taxes	1,733	(17,121)	(83,555)
Provision for (benefit from) income taxes	(26,585)	(221)	106,197

Net income (loss)	$28,318	$(16,900)	$(189,752)

Net income (loss) per share-basic	$0.40	$(0.24)	$(2.61)

Net income (loss) per share-diluted	$0.39	$(0.24)	$(2.61)

Average common shares outstanding—basic	71,605	71,218	72,692
Average common shares and potentially dilutive securities outstanding—diluted	71,827	71,218	72,692

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 27, 2009	September 27, 2009 (1)	December 28, 2008 (1)(2)
Assets
Current assets:
Cash and cash equivalents	$209,406	$292,499	$399,390
Restricted cash	3,405	3,925	2,925
Short-term investments	260,727	199,116	112,209
Trade accounts receivable, net	127,141	112,928	86,997
Inventories	157,973	152,586	175,508
Current deferred tax assets	1,257	1,248	7,425
Prepaid expenses and other receivables	59,431	30,002	54,861
Total current assets	819,340	792,304	839,315
Restricted cash	—	—	15,080
Long-term investments	75,996	95,278	170,359
Property, plant and equipment, net	352,855	358,684	380,913
Goodwill	74,955	74,955	98,822
Acquisition-related intangible assets, net	9,633	10,727	14,030
Long-term deferred tax assets	7,049	7,913	467
Other assets	47,483	55,652	44,717
Total assets	$1,387,311	$1,395,513	$1,563,703
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$81,960	$70,627	$62,525
Accrued income taxes	13,271	8,417	37,982
Accrued salaries, wages and commissions	25,039	20,890	21,930
Current deferred tax liabilities	2,793	2,793	2,266
Other accrued expenses	68,292	116,201	91,866
Total current liabilities	191,355	218,928	216,569
Long-term deferred tax liabilities	5,188	5,266	13,874
Deferred gain on divestiture	—	—	116,341
Other long-term liabilities	48,352	53,270	55,372
Total liabilities	244,895	277,464	402,156
Commitments and contingencies
Stockholders’ equity:
Common shares	73,243	73,181	72,928
Capital contributed in excess of par value of shares	988,113	984,916	975,878
Treasury stock, at cost	(28,640)	(23,632)	(7,431)
Retained earnings	109,780	81,462	151,841
Accumulated other comprehensive income	(80)	2,122	(31,669)
Total stockholders’ equity	1,142,416	1,118,049	1,161,547
Total liabilities and stockholders’ equity	$1,387,311	$1,395,513	$1,563,703

(1)       During the second quarter we determined that in prior years, specifically fiscal 1998 through 2006, net foreign currency gains of $13.3 million related to intra-company loans with the Company’s foreign subsidiaries which should have been recorded in other expense, net (and, as a result, should have impacted net income (loss), were recorded in other comprehensive income.  This adjustment is reflected in the September 27, 2009 and December 28, 2008 balance sheets above.  See adjustment of opening retained earnings table in this release.

(2)       In the fourth quarter of fiscal year 2009, the Company changed its method of accounting for patent-related costs.  Prior periods have been restated to reflect this change.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	December 27, 2009	September 27, 2009	December 28, 2008
Cash flow from operating activities:
Net income (loss)	$28,318	$(16,900)	$(189,752)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	17,373	16,558	15,755
Amortization of acquisition-related intangible assets	1,094	1,093	1,098
Stock compensation expense	2,591	2,539	1,181
Provision for bad debt	(1,811)	41	(34)
Provision for inventory write-downs	(999)	(5,135)	3,984
Deferred income taxes	(244)	(1,830)	95,756
Other-than-temporary impairment of investments	99	1,905	10,320
(Gain) loss on derivatives	(1,664)	(1,256)	—
Net settlement of restricted stock units for tax withholding	(62)	(192)	(228)
(Gain) loss on sale of investments	(1,329)	(2,560)	5,035
Asset impairment	—	—	50,824
Changes in operating assets and liabilities, net	(71,113)	(2,425)	15,612
Other	306	901	2,254
Net cash (used in) provided by operating activities	(27,441)	(7,261)	11,805
Cash flow from investing activities:
Additions to property, plant and equipment	(10,637)	(9,466)	(6,266)
Proceeds from sale of property, plant and equipment	7	50	162
Sale or maturities of investments	76,903	52,757	165,515
Reductions (additions) to restricted cash	520	—	(34)
Purchase of investments	(118,292)	(110,420)	(65,040)
Other, net	—	—	(1,032)
Net cash (used in) provided by investing activities	(51,499)	(67,079)	93,305
Cash flow from financing activities:
Proceeds from exercise of stock options	719	870	382
Reductions in restricted cash	—	—	1,416
Purchase of treasury stock	(5,008)	—	(7,431)
Other, net	—	—	131
Net cash (used in) provided by financing activities	(4,289)	870	(5,502)
Effect of exchange rate changes on cash and cash equivalents	136	208	(3,000)
Net (decrease) increase in cash and cash equivalents	(83,093)	(73,262)	96,608
Cash and cash equivalents, beginning of period	292,499	365,761	302,782
Cash and cash equivalents, end of period	$209,406	$292,499	$399,390

For the three months ended December 27, 2009 and December 28, 2008, revenue and gross margin by reportable segments are as follows (in thousands, except percentages):

	Three Months Ended December 27, 2009			Three Months Ended December 28, 2008
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$75,994	36.1%	9.9%	$64,134	33.8%	19.4%
Energy-Saving Products	40,358	19.2	36.4	39,422	20.8	43.3
HiRel	39,797	18.9	50.9	39,433	20.8	56.7
Automotive Products	16,935	8.1	13.7	13,474	7.1	27.9
Enterprise Power	33,741	16.0	43.2	19,350	10.2	42.4
Ongoing customer segments total	206,825	98.4	28.7	175,813	92.7	36.3
Intellectual Property	3,419	1.6	100.0	2,594	1.3	100.0
Ongoing segments total	210,244	100.0	29.9	178,407	94.0	37.3
Transition Services	—	—	—	11,339	6.0	(18.6)
Consolidated total	$210,244	100.0%	29.9%	$189,746	100.0%	33.9%

For the three months ended September 27, 2009, revenue and gross margin by reportable segments are as follows (in thousands, except percentages):

	Three Months Ended September 27, 2009
Business Segment	Revenues	Percentage of Total	Gross Margin
Power Management Devices	$66,524	37.1%	5.3%
Energy-Saving Products	37,863	21.1	34.6
HiRel	32,609	18.2	48.2
Automotive Products	13,192	7.4	18.3
Enterprise Power	27,445	15.3	39.6
Ongoing customer segments total	177,633	99.0	25.7
Intellectual Property	1,738	1.0	100.0
Ongoing segments total	179,371	100.0	26.4
Transition Services	—	—	—
Consolidated total	$179,371	100.0%	26.4%

Adjustment of Opening Retained Earnings

The effect of the adjustments to the previously reported retained earnings and accumulated other comprehensive income as of September 27, 2009, June 28, 2009, and December 28, 2008 to properly reflect these balances in the recording of net foreign currency gains related to intra-company loans are summarized below (in thousands):

	September 27, 2009
	As Previously Reported	Effect of Adjustment	As Adjusted
Stockholders’ equity:
Common shares	$73,181	$—	$73,181
Capital contributed in excess of par value of shares	984,916	—	984,916
Treasury stock, at cost	(23,632)	—	(23,632)
Retained earnings	68,115	13,347	81,462
Accumulated other comprehensive income	15,469	(13,347)	2,122
Total stockholders’ equity	$1,118,049	$—	$1,118,049

	June 28, 2009
	As Previously Reported	Effect of Adjustment	As Adjusted
Stockholders’ equity:
Common shares	$73,101	$—	$73,101
Capital contributed in excess of par value of shares	981,786	—	981,786
Treasury stock, at cost	(23,632)	—	(23,632)
Retained earnings	85,015	13,347	98,362
Accumulated other comprehensive income	18,982	(13,347)	5,635
Total stockholders’ equity	$1,135,252	$—	$1,135,252

	December 28, 2008
	As Previously Reported	Effect of Adjustment	As Adjusted
Stockholders’ equity:
Common shares	$72,928	$—	$72,928
Capital contributed in excess of par value of shares	975,878	—	975,878
Treasury stock, at cost	(7,431)	—	(7,431)
Retained earnings	138,494	13,347	151,841
Accumulated other comprehensive income	(18,322)	(13,347)	(31,669)
Total stockholders’ equity	$1,161,547	$—	$1,161,547

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Company contacts:

Investors:

Chris Toth

310.252.7731

Media:

Graham Robertson

310.529.0321